Exhibit 99.14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Advanced Series Trust of our report dated February 24, 2021, relating to the financial statements and financial highlights, which appear in AST BlackRock Corporate Bond Portfolio, AST PIMCO Corporate Bond Portfolio, AST Prudential Corporate Bond Portfolio, AST T. Rowe Price Corporate Bond Portfolio, and AST Western Asset Corporate Bond Portfolio’s Annual Reports on Form N-CSR for the year ended December 31, 2020 and of our report dated February 22, 2021, relating to the financial statements and financial highlights, which appear in PSF PGIM Total Return Bond Portfolio (formerly known as Diversified Bond Portfolio, a portfolio of The Prudential Series Fund)’s Annual Report on Form N-CSR for the year ended December 31, 2020.  We also consent to the references to us under the heading “Financial Highlights” and “Form of Plan of Reorganization” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

October 8, 2021